SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): November 28, 2006

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Michael DuBose as Chief Executive Officer and Chairman of the Board of Directors

On November 28, 2006, the board of directors of Vertis, Inc. (“Vertis” or the “Company”) appointed Michael DuBose, age 53, as chief executive officer and chairman of the board of directors.  Mr. DuBose joins Vertis after serving as senior advisor to Aurora Capital and chairman of Anthony International.  Mr. DuBose served as chairman, president and chief executive officer of Aftermarket Technology, from 1998 to 2005.  Prior to his role at Aftermarket, Mr. DuBose was chairman and CEO of Grimes Aerospace Company.  Mr. DuBose has also held executive positions at SAIC, General Instrument and General Electric Company.

The Company is in the process of negotiating an employment agreement with Mr. DuBose.

Resignation of Dean Durbin

On November 28, 2006, Mr. Dean Durbin resigned as president and chief executive officer of Vertis and as a member of Vertis’ board of directors, effective November 28, 2006.

The Company is in the process of negotiating a separation agreement with Mr. Durbin.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1     Press Release, dated December 4, 2006, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ JOHN V. HOWARD, JR.
Name: John V. Howard, Jr.
Title: Chief Legal Officer and Secretary

Date:  December 4, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 4, 2006 issued by Vertis, Inc.